For immediate release
NEWS RELEASE

MEDIA CONTACT: KELLY MCGLUMPHY KELLY_MCGLUMPHY@GOODYEAR.COM	ANALYST CONTACT: RYAN REED RYAN_REED@GOODYEAR.COM
GOODYEAR PROVIDES CORPORATE UPDATE
-Director Roger Wood Appointed Interim CEO, Board Initiates CEO Search Process
-Board Provides Update on Special Committee and Ongoing Strategic Assessment
AKRON, Ohio, Nov. 9, 2026 – The Goodyear Tire & Rubber Company (NASDAQ: GT) today announced that
Roger Wood, a current member of the company's board of directors, has been appointed interim chief executive officer. Wood will lead the company while the board conducts a search for a permanent successor with a leading executive search firm. Mark Stewart will step down as chief executive officer and president and from the company's board of directors effective immediately.
A special committee of the board, formed earlier this year, has been conducting a strategic review of the company’s businesses and operations focused on identifying opportunities to strengthen performance and drive shareholder value. The board and the company are continuing that work by evaluating a broad range of strategic and operational initiatives, including further optimizing the company’s business mix and footprint, improving efficiency and investing in new products and capabilities that support long-term growth. The company does not intend to provide further updates unless and until the board determines that additional disclosure is appropriate or required.
“Goodyear has made meaningful progress in becoming a more efficient and focused company, and the board believes this is the right moment to transition leadership to accelerate that progress and capture additional opportunity,” said Goodyear Board of Directors Chair Joe Hinrichs. “Roger brings extensive automotive and industrial CEO experience, deep operational expertise and strong relationships across OEMs and aftermarket customers. He knows Goodyear, understands the opportunities ahead and has the board’s full confidence to bring heightened focus and urgency to execution while we conduct a thorough search for a permanent CEO.
We thank Mark for his contributions to Goodyear.”
“The board formed a special committee earlier this year to conduct a rigorous strategic review of the company to help strengthen performance and create shareholder value,” Hinrichs continued. “The board, together with the Enterprise Transformation Office is evaluating a broad range of strategic and operational opportunities, and we are committed to taking the right actions to position Goodyear for stronger performance and long-term success. We look forward to providing an update as this work progresses.”

“Goodyear has iconic brands, talented people and significant opportunities to improve performance and deliver long-term value,” said Wood. “As I step into this role, my immediate priorities are to support our associates and customers, sharpen execution, and build on the work already underway to advance Goodyear’s transformation.
I look forward to working closely with the board, leadership team and the Enterprise Transformation Office to advance the strategic review and translate that work into actions that strengthen performance and position
Goodyear for long-term success.”
Wood has served on Goodyear's board since 2023 and brings more than three decades of leadership experience in the automotive and manufacturing industries. He previously served as co-chief executive officer of Tenneco Inc., a global automotive designer, manufacturer and distributor providing clean air, powertrain and ride performance systems for original equipment and aftermarket customers. He also serves on the boards of
PHINIA Incorporated and Brunswick Corporation.
In connection with his appointment as interim chief executive officer, Wood is stepping down from his position as chair of the board's human capital & compensation committee.
Chief Financial Officer Appointment
Separately, Goodyear announced on October 27, 2026, that Jerome Rouquet will join as executive vice president and chief financial officer, effective December 1, 2026. Rouquet, who currently serves as chief financial officer of Visteon Corporation and previously held senior finance leadership roles at Tenneco and
Federal-Mogul, will succeed interim Chief Financial Officer Scott Deakin, who will support a seamless leadership transition.
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About The Goodyear Tire & Rubber Company
Goodyear is one of the world's largest tire companies. It employs about 60,000 people and manufactures its products in 46 facilities in 19 countries around the world. Its two Innovation Centers in Akron, Ohio, and
Colmar-Berg, Luxembourg, strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to
www.goodyear.com/corporate.

Forward-Looking Statements
Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to implement successfully our strategic initiatives; actions and initiatives taken by both current and potential competitors; increases in the prices paid for raw materials and energy; inflationary cost pressures; delays or disruptions in our supply chain or the provision of services to us; a prolonged economic downturn or period of economic uncertainty; deteriorating economic conditions or an inability to access capital markets; a labor strike, work stoppage, labor shortage or other similar event; financial difficulties, work stoppages, labor shortages or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; changes in tariffs, trade agreements or trade restrictions; foreign currency translation and transaction risks; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on
Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.